Exhibit 99.2

January 18, 2017

Liberty Media Corporation Announces Receipt of Required FIA Approval in Connection with Pending Acquisition of Formula 1

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Media Corporation ("Liberty Media") (NASDAQ: LSXMA, LSXMB, LSXMK, BATRA, BATRK, LMCA, LMCK) announced today that it has received the requisite consents and approvals from the Fédération Internationale de l'Automobile (“FIA”), the governing body of Formula 1, in connection with its pending acquisition of Formula 1, and that the closing conditions related to the FIA have now been satisfied. The acquisition is expected to close this month.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed acquisition of Formula 1 and its expected timing and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the proposed acquisition of Formula 1. These forward looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to Liberty Media's business which may affect the statements made in this press release.

About Liberty Media Corporation

Liberty Media operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Braves Group and the Liberty Media Group. The businesses and assets attributed to the Liberty SiriusXM Group (Nasdaq: LSXMA, LSXMB, LSXMK) include Liberty Media’s interest in SiriusXM. The businesses and assets attributed to the Braves Group (Nasdaq: BATRA, BATRK) include Liberty Media’s subsidiary Braves Holdings, LLC. The businesses and assets attributed to the Liberty Media Group (Nasdaq: LMCA, LMCK) consist of all of Liberty Media’s businesses and assets other than those attributed to the Liberty SiriusXM Group and the Braves Group, including its interests in Live Nation Entertainment and Formula 1, and minority equity investments in Time Warner Inc. and Viacom.

Liberty Media Corporation

Courtnee Chun, 720-875-5420

Source: Liberty Media Corporation